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                                                                     EXHIBIT 4.2

                                 AMENDMENT NO. 1

                                     TO THE

               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                      AMONG

                           DEALERTRACK HOLDINGS, INC.

                                     AND THE

                         STOCKHOLDERS IDENTIFIED HEREIN

                               AS OF MAY 26, 2005

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      AMENDMENT NO. 1 TO THE FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
among:

      I. DEALERTRACK HOLDINGS, INC., a Delaware corporation (the "Corporation");

      II. the STOCKHOLDERS of the Corporation identified on Annex I of the Agreement (each, a "Stockholder" and, collectively, the "Stockholders"); and

      III. DEALERTRACK, INC., WEBALG, INC., CREDIT ONLINE, INC., DEALERACCESS INC., DEALERTRACK AFTERMARKET SERVICES, INC. and CHROME SYSTEMS, INC., each a Delaware corporation and a wholly-owned subsidiary of the Corporation (collectively the "US Subsidiaries"), and DEALERACCESS CANADA INC., a Canadian corporation and a wholly-owned subsidiary of dealerAccess Inc. (collectively with the Corporation, Stockholders and US Subsidiaries, the "Parties").

            WHEREAS, the Parties hereto have entered into the Fourth Amended and Restated Stockholders' Agreement, dated as of March 19, 2003 (the "Agreement"; capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement);

            WHEREAS, pursuant to Section 20 of the Agreement, the Agreement may be modified by an instrument in writing signed by the Corporation and the Requisite Designated Preferred Stockholders (as defined in the Certificate); and

            WHEREAS, it is deemed to be in the best interest of the Corporation and the Stockholders that the Agreement be amended and, to that end, the Corporation and the Stockholders hereby set forth their agreement, as of May 26, 2005, with respect to this Amendment No. 1 (the "Amendment") to the Agreement.

            NOW, THEREFORE, in consideration of the promises and of the mutual covenants and obligations hereinafter set forth, the Parties hereto hereby agree as follows:

            SECTION 1. AMENDMENT TO SECTION 1.

                        The Parties hereto agree that the following definition shall be inserted into Section 1 of the Agreement immediately following the definition of "DGCL":

            ""Director Designator" shall have the meaning set forth in Section 10(f) hereof."

            SECTION 2. AMENDMENT TO SECTION 10.

            The Parties hereto agree that Section 10 of the Agreement shall be amended and restated in its entirety as follows:

                  "SECTION 10. ELECTION OF DIRECTORS; VOTING.

                  (a) The number of directors constituting the Board, as fixed from time to time by the Board in accordance with the Certificate and the By-Laws, shall be not less

Amendment No. 1 to Fourth Amended and Restated
Stockholders' Agreement

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      than three (3) nor more than eleven (11). The number of directors constituting the boards of directors of each Subsidiary shall correspond to the number of directors on the Board and each member of the Board shall at all times serve as a director on the board of directors of each Subsidiary, except dealerAccess Canada Inc. Any vacancy on the Board or on the board of directors of any Subsidiary from time to time shall not be considered to be a decrease in the number of directors constituting such board. At each annual meeting of the holders of any class of Stock, and at each special meeting of the holders of any class of Stock called for the purpose of electing directors of the Corporation, and at any time at which holders of any class of Stock shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, the Stockholders shall vote all of the shares of the Stock owned by them or their Affiliates, and their respective transferees shall so vote for, or consent in writing with respect to such shares in favor of, the election of a Board of the Corporation constituted as follows:

                  (i) two (2) directors who shall be designated and approved by
            J.P. Morgan (each a "J.P. Morgan Director");

                  (ii) one (1) director who shall be designated and approved by
            Wells Fargo (the "WF Director"); provided that Wells Fargo, together with its Affiliates, and other members of its Group, holds either
            (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (iii) one (1) director who shall be designated and approved by
            AmeriCredit (the "AmeriCredit Director"), provided that AmeriCredit, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (iv) one (1) director who shall be designated and approved by
            Capital One (the "Capital One Director"); provided that Capital One, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (v) one (1) director who shall be designated and approved by
            WFS (the "WFS Director"); provided that WFS, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of

Amendment No. 1 to Fourth Amended and Restated
Stockholders' Agreement

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            the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (vi) one (1) director who shall be designated and approved by
            GRP (the "GRP Director"); provided that GRP, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (vii) one (1) director who shall be designated and approved by
            The First American Corporation ("FAC") (the "FAC Director"); provided that FAC, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by CMSI as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (viii) one (1) director who shall be the Chief Executive
            Officer of the Corporation; and

                  (ix) two (2) directors who shall not be officers of the
            Corporation and shall each be designated and approved by AmeriCredit, J.P. Morgan and Wells Fargo, acting jointly; provided however, that Capital One, FAC, GRP and WFS, acting jointly, may veto any individual proposed as a director under this Section 10(a)(viii) within 14 calendar days of receipt of the name and resume of such proposed director, except that Capital One, FAC, WFS and GRP agree not to unreasonably veto any such individual who is designated by AmeriCredit, J.P. Morgan and Wells Fargo hereunder;

      provided, however, that if a Director Designator chooses not to exercise its right pursuant to Section 10(a) to designate a director, such Director Designator's rights under Section 10(a) shall continue in full force and effect.

                  (b) Each respective party designating directors pursuant to
      Section 10(a) shall have the right (i) to have such director serve as director until his or her successor is duly elected and qualified, (ii) to designate each such successor so long as such party has the power to designate such director pursuant to Section 10(a) above, (iii) to propose the removal from the Board of any director nominated by such party pursuant to Section 10(a) and (iv) to propose the removal from the Board of a director nominated by another party in the event that such other party ceases to possess the power to nominate such director as a result of the application of any of the provisions of Section 10(a) above. The Stockholders shall vote their shares (i) to remove any director whose removal is required pursuant to clause (iii) or (iv) of the preceding sentence by the party or Parties with the power to designate such director pursuant to Section 10(a) and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case

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Stockholders' Agreement

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      for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 10.

                  (c) The members of each committee of the Board shall be selected by the Board and shall include (i) one (1) J.P. Morgan Director (if a J.P. Morgan Director is so designated pursuant to Section 10(a)(i)) and (ii) such other director(s) selected by the Board. The Corporation and the Board shall ensure that, to the extent that directors are designated pursuant to Section 10(a)(ii)-(vii), the AmeriCredit Director, the Capital One Director, the FAC Director, the WF Director, the WFS Director and the GRP Director are each members of the same number of committees as is reasonably possible. The Corporation and Board shall also ensure that no Stockholder has more than one representative as a member on a certain committee. In the event that AmeriCredit, Capital One, FAC, Wells Fargo, WFS or GRP is not a member of a particular committee, AmeriCredit, Capital One, FAC, Wells Fargo, WFS or GRP, as the case may be, shall have the right to designate one individual as a non-voting observer (each a "Committee Observer") to such committee. The Corporation shall give each Committee Observer and the ALG Observer (as defined below) the same notice, information and documentation with respect to committee meetings as the members of such committees receive; provided, however, that each Committee Observer and the ALG Observer shall agree to hold all information so provided in confidence and trust; provided further, however, that the Corporation reserves the right to withhold any information and to exclude any Committee Observer and or the ALG Observer from any meeting or portion thereof, without excluding any other Committee Observer and or the ALG Observer, if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Corporation and its counsel.

                  (d) ALG shall have the right to designate one individual as a non-voting observer to the Board and to any committees of the Board (the "ALG Observer"). All other Investors shall have the right to designate one individual as a non-voting observer to the Board, subject to the ability of the Board to determine that no Investor (other than ALG) shall have such right (each a "Board Observer"). The Corporation shall give the ALG Observer and each Board Observer the same notice, information and documentation with respect to Board meetings as the members receive; provided, however, that the ALG Observer and the Board Observers, if any, shall agree to hold all information so provided in confidence and trust; provided further, however, that the Corporation reserves the right to withhold any information and to exclude the ALG Observer, without excluding any Board Observer or the ALG Observer, as the case may be, from any meeting or portion thereof if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Corporation and its counsel.

                  (e) The Stockholders shall cause the Corporation to appoint, replace and remove the directors of each of its Subsidiaries, except dealerAccess Canada Inc., and each of DealerTrack, Inc., webalg, inc., Credit Online, Inc., DealerTrack Aftermarket Services, Inc., dealerAccess Inc. and Chrome Systems, Inc. hereby agrees to such appointment, replacement and removal, in accordance with the terms of this Section 10 as

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Stockholders' Agreement

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      applied mutatis mutandis to such Subsidiaries, such that at all times the
      Board of the Corporation and of each Subsidiary of the Corporation, except dealerAccess Canada Inc., shall consist of the same individuals.

                  (f) Each respective party designating directors pursuant to
      Section 10(a) (each, a "Director Designator") shall cause the director(s) designated by such party to agree to resolve that as of the date of this Amendment, the Board shall be fixed at five (5); provided, however, that if at any time during the term of this Agreement any Director Designator chooses to exercise its right to designate a director pursuant to Section 10(a), then (i) all of the Director Designators shall cause the director(s) designated by each of them to agree to resolve to increase the size of the Board accordingly to accommodate such additional designee(s) and (ii) the Stockholders shall vote all of the shares of the Stock owned by them or their Affiliates, and their respective transferees shall so vote for, or consent in writing with respect to such shares in favor of, the election of the additional designee(s)."

            SECTION 3. HEADINGS.

            The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

            SECTION 4. NOUNS AND PRONOUNS.

            Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

            SECTION 5. ENTIRE AGREEMENT.

            Except as otherwise expressly set forth herein, this Amendment embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

            SECTION 6. COUNTERPARTS.

            This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                     * * * *

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Stockholders' Agreement

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            IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first above written.

                             "CORPORATION"
                             DEALERTRACK HOLDINGS, INC.

                             By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             "STOCKHOLDERS"

                             ACF INVESTMENT CORP.

                             By:
                                 -----------------------------------------------
                                     Name:
                                     Title:

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Stockholders' Agreement

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                             AUTOMOTIVE LEASE GUIDE (ALG), LLC

                             By: _______________________________________________
                                   Name:
                                   Title:

Amendment No. 1 to Fourth Amended and Restated
Stockholders' Agreement

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                             J.P. MORGAN PARTNERS (23A SBIC), LLC

                             By: J.P. Morgan Partners (23A SBIC Manager), Inc.,
                                 its Managing Member

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             WELLS FARGO SMALL BUSINESS INVESTMENT COMPANY, INC.

                             By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

                             By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             CAPITAL ONE AUTO FINANCE, INC.

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             FIRST AMERICAN CREDIT MANAGEMENT SOLUTIONS, INC.

                             By: _______________________________________________
                                   Name:
                                   Title:

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                             WELLS FARGO FINANCIAL, INC.

                             By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

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                             WFS WEB INVESTMENTS

                             By:
                                 -----------------------------------------------
                                   Name:
                                   Title:

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                             GRP II, L.P., a Delaware limited partnership

                             By: GRPVC, L.P., its General Partner

                             By: GRP Management Services Corp., a
                                 Delaware corporation, its General Partner

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             GRP II PARTNERS, L.P., a Delaware limited
                                 partnership

                             By: GRPVC, L.P., its General Partner

                             By: GRP Management Services Corp., a
                                 Delaware corporation, its General Partner

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             GRP II INVESTORS, L.P., a Delaware limited
                                 partnership

                             By: Merchant Capital, Inc., its General Partner

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             ---------------------------------------------------
                                    Mary Cirillo-Goldberg

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Stockholders' Agreement

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                             ---------------------------------------------------
                                    Mark F. O'Neil

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Stockholders' Agreement

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                             ---------------------------------------------------
                                    Robert Cox

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Stockholders' Agreement

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                             ---------------------------------------------------
                                    Vincent Passione

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Stockholders' Agreement

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                             ---------------------------------------------------
                             Eric D. Jacobs

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                             DEALERTRACK, INC.

                             By:
                                 -----------------------------------------------
                                     Name:  Mark F. O'Neil
                                     Title: Chief Executive Officer & President

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Stockholders' Agreement

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                             WEBALG, INC.

                             By:
                                 -----------------------------------------------
                                    Name:  Mark F. O'Neil
                                    Title: Chief Executive Officer & President

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Stockholders' Agreement

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                             CREDIT ONLINE, INC.

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             DEALERTRACK AFTERMARKET SERVICES, INC.

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             DEALERACCESS INC.

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             DEALERACCESS CANADA INC.

                             By: _______________________________________________
                                   Name:
                                   Title:

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Stockholders' Agreement

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                             CHROME SYSTEMS, INC.

                             By:
                                 -----------------------------------------------
                                     Name:
                                     Title:

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Stockholders' Agreement

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